Exhibit 10.1

AGREEMENT TO TERMINATE

CHANGE IN CONTROL AGREEMENT

THIS AGREEMENT TO TERMINATE CHANGE IN CONTROL AGREEMENT (this “Agreement”) is made this 7th day of November, 2023, by and between Evans Bancorp, Inc. (the “Company”) and Aaron Whitehouse (the “Executive”).

WHEREAS, the Company has entered into an Asset Purchase Agreement, dated as of November 7, 2023 (the “APA”) between Arthur J. Gallagher & Co. and Arthur J. Gallagher Risk Management Services, LLC (collectively, “Buyer”), on the one hand, and The Evans Agency, LLC (the “Agency”), Evans National Financial Services, LLC, and the Company, on the other hand, pursuant to which Buyer will purchase substantially all of the assets and assume certain liabilities of the Agency (the “Transaction”); and

WHEREAS, the Company and Executive are parties to a Change in Control Agreement, effective as of August 11, 2021, which provides for severance in the event of a qualifying termination of employment following a change in control (the “CIC Agreement”); and

WHEREAS, in connection with the Transaction, Executive is entering into an employment agreement with Buyer, which provides for severance in the event of a qualifying termination of employment (the “New Employment Agreement”); and

WHEREAS, since the Executive will have severance protection under the New Employment Agreement, the Company and Executive desire to terminate the CIC Agreement, and Section 9(a) of the CIC Agreement provides that the CIC Agreement may be terminated by an instrument in writing signed by the parties.

NOW THEREFORE, in consideration of the mutual promises set forth herein, the Company and Executive hereby agree as follows:

1.	The CIC Agreement will terminate as of the Closing Date (as such term is defined in the APA) and, on and after the Closing Date, the Executive will not be entitled to any payments or benefits under the CIC Agreement.

2.	Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Transaction in accordance with the terms of the APA, as the same may be amended by the parties thereto in accordance with its terms. In the event the APA is terminated for any reason or the Closing Date does not occur, this Agreement shall be deemed null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE	EVANS BANCORP, INC.

/s/ Aaron Whitehouse	/s/ David J. Nasca
Aaron Whitehouse